UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2016

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33170 (Commission File Number)	95-4812784 (IRS Employer Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618
(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

As previously disclosed, in May 2015 Netlist, Inc. (the “Company”) received deficiency letters from Nasdaq, Inc. (“NASDAQ”) notifying the Company that it no longer met NASDAQ’s requirements for continued listing on The NASDAQ Global Market under NASDAQ Listing Rule 5450(a)(1) (the “Bid Price Rule”) and NASDAQ Listing Rule 5450(b)(2)(A) (the “Market Value Rule”). In connection with the Company’s efforts to regain compliance with applicable NASDAQ rules, the Company obtained approval from the NASDAQ Listing Qualifications Panel (the “Panel”) to transfer the listing of its common stock from The NASDAQ Global Market tier to The NASDAQ Capital Market tier, which became effective upon the open of trading on January 14, 2016.

On February 10, 2016, the Company received a compliance letter from NASDAQ notifying the Company that, as a result of its common stock attaining a closing bid price of $1.00 or more for the ten consecutive trading days ended February 8, 2016, it has regained compliance with the Bid Price Rule, as required by the Panel’s decision dated January 12, 2016, and is in compliance with other applicable requirements as set forth in the decision and required for listing on The NASDAQ Stock Market. As a result, the Company’s common stock continues to trade on The NASDAQ Capital Market tier under the symbol “NLST.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: February 10, 2016	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer